Exhibit 10.1

ORIGINAL ISSUE CONVERTIBLE PROMISSORY NOTE

Face Amount:   $100,000.00                                                                                                                              April 15 2015
Purchase Price: $100,000.00

               FOR VALUE RECEIVED, HDS International, a Nevada corporation (the "Borrower"), with its principal offices located at 9272 Olive Boulevard, St. Louis, MO 63132 promises to pay to the order of HGT CAPITAL LLC, or its registered assigns (the "Payee" "HGT"), upon the terms set forth below, the principal amount of One Hundred Dollars ($100,000.00) (this "Note").

1.      Payments.

(a)            The purchase price ($100,000.00) of this Note plus interest on the principal amount outstanding hereunder at the rate of 10% per annum commencing on April 15, 2015 shall be due on October 15, 2016 or such later date as is agreed to in writing by the Payee (the "Maturity Date"), unless due earlier in accordance with the terms of this Note (see Section c below).

(b)            All overdue unpaid principal to be paid hereunder shall entail a late fee at the rate of 22% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) which will accrue daily, from the date such principal is due hereunder through and including the date of payment.

(c)      Upon Closing, the Borrower will be obligated to pay HGT Fees in the amount of $2,500.00 to conduct due diligence and prepare documentation for the proposed transaction. This can be taken out of the funding. The Company shall pay any and all legal fees that may be incurred or charged in connection with the issuance of shares of the Company's Common Stock to the Holder arising out of or relating to the conversion of this Note.

2.
Payment Schedule. $50,000.00 to the Borrower upon written proof that the transfer agent and corporate attorney have been paid and up to date and the execution by the Borrower.  HGT will make payments to these entities and deduct from the $50,000.00 to the Borrower if these entities are owed monies over $500 as of April 30, 2015.

3.
Prepayment. Notwithstanding anything to the contrary contained in this Note, at any time during the periods set forth on the table immediately following this paragraph (the "Prepayment Periods"), the Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 3. Any notice of prepayment hereunder (an "Optional Prepayment Notice") shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice.  On the date fixed for prepayment (the "Optional Prepayment Date"), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to Holder, or upon the order of the Holder as specified by the Holder in writing to the Borrower, at least one (1) business day prior to the Optional Prepayment Date.  If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash (the "Optional Prepayment Amount") equal to the percentage ("Prepayment Percentage") as set forth in the table immediately following this paragraph opposite the applicable Prepayment Period, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date plus (y) Default Interest, if any on the amounts referred to in clauses (w) and (x) plus (z) any amounts owed to the Holder pursuant to Section 4 hereof.  If the Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to the Holder of the Note within two (2) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 3.

Prepayment Period	Prepayment Percentage
1. The period beginning on the Issue Date and ending on the date which is thirty (30) days following the Issue Date.	118%
2. The period beginning on the date which is thirty-one (31) days following the Issue Date and ending on the date which is sixty (60) days following the Issue Date	124%
3. The period beginning on the date which is sixty-one (61) days following the Issue Date and ending on the date which is ninety (90) days following the Issue Date	130%
4. The period beginning on the date that is ninety-one (91) day from the Issue Date and ending one hundred twenty (120) days following the Issue Date	136%
5. The period beginning on the date that is one hundred twenty-one (121) day from the Issue Date and ending one hundred fifty (150) days following the Issue Date	142%
6. The period beginning on the date that is one hundred fifty-one (151) day from the Issue Date and ending one hundred eighty (180) days following the Issue Date	148%

After the expiration of one hundred eighty (180) days following the Issue Date, the Borrower shall have no right of prepayment.

  4.    Events of Default.

(a)            "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(ii)             Borrower or any of its subsidiaries shall fail to observe or perform any of their respective obligations owed to Payee under this Note or any other covenant, agreement, representation or warranty contained in, or otherwise commit any breach hereunder or in any other agreement executed in connection herewith and such failure or breach shall not have been remedied within ten days after the date on which notice of such failure or breach shall have been delivered;

(iii)            Borrower or any of its subsidiaries shall commence, or there shall be commenced against Borrower or any subsidiary, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Borrower or any subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or any subsidiary, or there is commenced against Borrower or any subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or Borrower or any subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Borrower or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or Borrower or any subsidiary makes a general assignment for the benefit of creditors; or Borrower or any subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or Borrower or any subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Borrower or any subsidiary for the purpose of effecting any of the foregoing;

(iv)           Borrower or any subsidiary shall default in any of its respective obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of Borrower or any subsidiary, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(v)            Borrower shall (a) be a party to any Change of Control Transaction (as defined below), (b) agree to sell or dispose all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), (c) redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of Borrower or (d) make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding. "Change of Control Transaction" means the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of Borrower, by contract or otherwise) of in excess of 33% of the voting securities of Borrower, (ii) a replacement at one time or over time of more than one-half of the members of Borrower's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of Borrower with or into another entity that is not wholly-owned by Borrower, consolidation or sale of 33% or more of the assets of Borrower in one or a series of related transactions, or (iv) the execution by Borrower of an agreement to which Borrower is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

However, in no event shall the acquisition of any assets of SirenGPS, Inc. be considered a Change of Control Transaction regardless of the proportion of the Company's assets that may be involved in such transaction, as SirenGPS is the company that currently owns the emergency management platform the monetization of which constitutes the Company's principal operations.

(vi)           Failure to complete the preparation and filing of the financial statements with the SEC. HGT must be notified 7 business days ahead of failure to complete the preparation and filing of the financial statements with the SEC in a timely manner.

(b)       If any Event of Default occurs (unless such Event of Default is waived in writing by the Payee), the full principal amount of this Note shall become, at the Payee's election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the acceleration of this Note, the interest rate on this Note shall accrue at the rate of 22% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.  The Payee need not provide and Borrower hereby waives any presentment, demand, protest or other notice of any kind, and the Payee may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Payee at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

  5.       Conversion

(a) (i)            Holder's Conversion Right.  At any time after the Maturity Date until this Note is no longer outstanding, this Note, including interest and principal, The Holder of this Note is entitled, at its option, at any time, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock"), at a price ("Conversion Price") for each share of Common Stock equal to 50% of the average of the three lowest closing bid prices of the Common Stock as reported on the National Quotations Bureau OTCQB exchange which the Company's shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price).

However, if the Borrower's share price, at any time before October 14, 2015 loses the bid (ex: .0001 on the ask with zero market Borrowers on the bid on level 2), then the fixed conversion price resets to .00001 with immediate conversion. If the Borrower gets a "DTC chill", any time before July 14, 2015, then the fixed price will be .00005.

The Holder shall effect conversions by delivering to the Borrower the form of Notice of Conversion attached hereto as Annex A (a "Notice of Conversion"), specifying the date on which such conversion is to be effected (a "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender Notes to the Borrower until the entire amount of this Note has been satisfied. The Borrower shall deliver any objection to any Notice of Conversion within TWO (2) Business Days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. If the Borrower does not request the issuance of the shares underlying this Note after receipt of a Notice of Conversion within TWO (2) Business days following the period allowed for any objection, the Borrower shall be responsible for any differential in the value of the converted shares underlying this Note between the value of the closing price on the date the shares should have been delivered and the date the shares are delivered. In addition, if the Borrower fails to timely (within 72 hours, 3 business days), deliver the shares per the instructions of the Payee, if permitted under Rule 144 of the rules and regulations of the Securities and Exchange Commission, free and clear of all legends in legal free trading form, the Borrower shall allow Payee to add two (2) days to the look-back (the mechanism used to obtain the conversion price along with discount) for each day the Borrower fails to timely (within 72 hours, 3 business days)) deliver shares, on the next conversion.

The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof. Any Opinion Letter required to effectuate the issuance of the shares pursuant to this Paragraph4 (a) and the Notice of Conversion shall be provided and issued by HGT CAPITAL LLC. The parties hereby agree that the Payee will cover all reasonable legal costs associated with the issuance of the Opinion Letter to the Transfer Agent.

(ii)            Whenever the Set Price is adjusted pursuant to any of Section 4, the Borrower shall promptly mail to each Holder a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(iii)            If (A) the Borrower shall declare a dividend (or any other distribution) on the Common Stock; (B) the Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Borrower shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval  of any stockholders of the Borrower shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Borrower is a party, any  sale or transfer of all or substantially all of the assets of the Borrower, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Borrower; then, in each case, the Borrower shall cause to be filed at each office or agency maintained for the purpose of conversion of the Notes, and shall cause to be mailed to the Holders at their last addresses as they shall  appear upon the stock books of the Borrower, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Notes during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

(iv)            If, at any time while this Note is outstanding, (A) the Borrower effects any merger or consolidation of the Borrower with or into another Person, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Borrower or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to  such Fundamental Transaction, the holder of one share of  Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Set

Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Borrower shall apportion the Set Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Borrower or surviving entity in such Fundamental Transaction shall issue to the Holder a new note consistent with the foregoing provisions and     evidencing the Holder's right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  If any Fundamental Transaction constitutes or results in a Change of Control Transaction, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Borrower (or any such successor or surviving entity) will purchase the Note from the Holder for a purchase price, payable in cash within 5 trading days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the 200% of the remaining unconverted principal amount of this Note on the date of such request, plus all accrued and unpaid interest thereon, plus all other accrued and unpaid amounts due hereunder.

(b)               The Borrower covenants that it will beginning upon the maturity date and continuing for all times thereafter until the note is resolved through payment or conversion; reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note.

(c)               Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Borrower, at the address set forth or such other address or facsimile number as the Borrower may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Borrower hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone   number or address of such Holder appearing on the books of the Borrower, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City  time) on such date, (iii) the second Business Day following the date of  mailing, if sent by nationally recognized overnight courier service, or  (iv) upon actual receipt by the party to whom such notice is required to be given.

(d)               Notwithstanding anything to the contrary herein contained, the Holder may not convert this Note to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock, including shares issuable upon such conversion and held by the Holder after application of this section.  The provisions of this section may be waived by the Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Borrower. Other Holders shall be unaffected by any such waiver.

  6.        Right of First Refusal. The Buyer shall have no right of first refusal on financing events.

  7.       Negative Covenants.  So long as any portion of this Note is outstanding, the Borrower will not and will not permit any of its Subsidiaries to directly or indirectly, unless consented to in writing by the Payee:

i.	amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Payee;

  8.        No Waiver of Payee's Rights.    All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Borrower hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

  9.       Modifications.   No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

  10.   Cumulative Rights and Remedies; Usury.   The rights and remedies of Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this. The election of Payee to avail itself of any one or more remedies shall not be a bar to any other available remedies, which Borrower agrees Payee may take from time to time. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

  11.   Use of Proceeds.  Borrower shall use the proceeds from this Note hereunder for general working capital purposes.

  12.   Collection Expenses.   If Payee shall commence an action or proceeding to enforce this Note, then Borrower shall reimburse Payee for its costs of collection and reasonable attorney's fees incurred with the investigation, preparation and prosecution of such action or proceeding.

  13.            Severability.    If any provision of this Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

  14.   Successors and Assigns.   This Note shall be binding upon Borrower and its successors and shall inure to the benefit of the Payee and its successors and assigns. The term "Payee" as used herein, shall also include any endorsee, assignee or other holder of this Note.

  15.  Lost or Stolen Promissory Note.   If this Note is lost, stolen, mutilated or otherwise destroyed, Borrower shall execute and deliver to the Payee a new promissory note containing the same terms, and in the same form, as this Note. In such event, Borrower may require the Payee to deliver to Borrower an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

  16.    Due Authorization.   This Note has been duly authorized, executed and delivered by Borrower and is the legal obligation of Borrower, enforceable against Borrower in accordance with its terms except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.  No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower, or the validity or enforceability of this Note other than such as have been met or obtained. The execution, delivery and performance of this Note and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or the securities issuable upon conversion of this Note will not  violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of the Borrower or any mortgage, indenture, contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

  17.   Governing Law.   All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of Borrower and Payee agree that all legal proceedings concerning the interpretations, enforcement and defense of this Note shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each of Borrower and Payee hereby irrevocably submit to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each of Borrower and Payee hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of Borrower and Payee hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

  18.            Notice.  Any and all notices or other communications or deliveries to be provided by the Payee hereunder, including, without limitation, any conversion notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Borrower, or such other address or facsimile number as the Borrower may specify for such purposes by notice to the Payee delivered in accordance with this paragraph.  Any and all notices or other communications or deliveries to be provided by the Borrower hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Payee at the address of the Payee appearing on the books of the Borrower, or if no such address appears, at the principal place of business of the Payee. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission if delivered by hand or by telecopy that has been confirmed as received by 5:00 p.m. on a business day, (ii) one business day after being sent by nationally recognized overnight courier or received by telecopy after 5:00 p.m. on any day, or (iii) five business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested.

  19.            Equity Blocker. The Holder shall not convert this debenture into shares of common stock in an amount greater than 4.99% (9.99% if the Borrower is not a fully reporting Borrower under  the Securities Exchange Act of 1934 ("Non-Reporting)) of the total issued and outstanding shares of common stock of the Borrower, at any time during the term of this Debenture. Any attempt to do so by the Holder or Payee shall not be effectuated. The calculation of the Holder's 4.99% (9.99% if the Borrower is Non-Reporting) holding shall include any and all shares of common stock beneficially held by the Holder at such time or within the next 60 days.

The undersigned signs this Note as a Borrower and not as a surety or guarantor or in any other capacity.

HDS INTERNATIONAL

By: PAUL RAUNER
Name: Paul Rauner
Title: Chief Executive

HGT CAPITAL LLC
By: SYLVESTER GBEWONYO JR.
Sylvester Gbewonyo Jr
MANAGING PARTNER

HDS INTERNATIONAL CORP.
NON-SHELL LETTER

In connection with the above referenced agreement and exhibits and related agreements and     instruments, herein the Agreement, and any present and any future conversion requests of HGT Capital, LLC ("HGT") we irrevocably confirm:

1.
HDS INTERNATIONAL CORP. (HDSI) is not, has not been for at least twelve months, a shell issuer as described in Rule 144 promulgated with reference to the Securities Act of 1933, as amended (the "Securities Act") nor is or was a "shell" as otherwise commonly understood;

2.	HDS INTERNATIONAL CORP. is, unless noted "Not Applicable," subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

3.
HDS INTERNATIONAL CORP. has to the extent it has been subject to Exchange Act requirements for filing reports, filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months and or has filed with the trading exchange or over the counter disclosure system all such reports and information to be deeded current in all public reporting;

4.
HDS INTERNATIONAL CORP. is now and will remain current with all obligations with its stock transfer agent and the   Securities and Exchange Commission and the state of incorporation. Your Borrower and officers and owners and affiliates are not officers, Directors or material shareholders of HDS INTERNATIONAL CORP. or affiliates of HDS INTERNATIONAL CORP., HGT is not an affiliate.

5.
Any and all approvals needed in relation to the above referenced Agreement, this letter, for the assistance of our transfer agent, etc., is obtained. The Agreement reflects, among other things, conversion rights we otherwise afford to the non-affiliate debt holders.

Representations herein survive the issuance or closing of any instrument or matter, and we will cooperate as needed to give effect to and protect your rights including as to the transfer agent and you may rely upon these promises and representations.

Effective Date: 04/15/2015

Very truly yours,

By: PAUL RAUNER
Name: Paul Rauner
Title: Chief Executive

Resolution approved by the Board of Directors of HDS INTERNATIONAL CORP.

UNANIMOUS CONSENT IN LIEU OF A SPECIAL
MEETING OF DIRECTORS OF HDS INTERNATIONAL CORP.

The undersigned, being all of the directors of HDS INTERNATIONAL CORP.; a corporation of the State of Nevada, (the "Corporation"), do hereby authorize and approve the actions set forth in the following resolutions without the formally of convening a meeting, and do hereby consent to the following actions of this Corporation, which actions are hereby deemed affective as of the date hereof:

RESOLVED: that the officers of this Corporation are authorized and directed to enter into the Securities Settlement Agreement in the amount of $100,000.00 with HGT Capital, LLC, dated 04/15/2015 to provide conversion features with Common Stock at a 50% discount from the average of the three lowest closing bid prices for the 20 days prior to each conversion. Conversion for such notes as well as 10% interest, and come due on 10/14/2015; or twelve months earlier upon a change of SEC Reporting Standards

RESOLVED: that the officers of this Corporation hereby certify this corporation has never been a "blank check shell" or "shell Borrower" (an issuer as described in Rule 144(i)(1)(i) promulgated under the Securities Act of 1933 or as defined in SEC Rule 405) and is in compliance with Rule 144 (i)(2); and

FURTHER RESOLVED, that each of the officers of the Corporation be, and they hereby are authorized and empowered to execute and deliver such documents, instruments and papers and to take any and all other action as they or any of them may deem necessary or appropriate of the purpose of carrying out the intent of the foregoing resolutions and the transactions contemplated thereby; and that the authority of such officers to execute and deliver any such documents, instruments and papers and to take any such other action shall be conclusively evidenced by their execution and delivery thereof or their taking thereof.

The undersigned, by affixing their signatures hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as a majority of the direction of HDS INTERNATIONAL CORP.

Effective on the aforementioned Due Date.

By: PAUL RAUNER
Name: Paul Rauner
Title: Chief Executive

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Original Issue Discount Secured Promissory Note of HDS INTERNATIONAL CORP. (the "Borrower") dated 04/15/2015 into shares of common stock (the "Common Stock") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay a reasonable transfer expense payable with respect thereto.  No fee will be charged to the Payee for any conversion, except for such transfer expense, if any.

Conversion calculations:

Borrower Name: HDS INTERNATIONAL CORP.
Date to Effect Conversion: ___/____/___

Conversion Price: At any time after the Maturity Date until this Note is no longer outstanding, this Note, including interest and principal, shall be convertible into shares of Common Stock at a 50% discount from the average of the three lowest closing bid prices for the 20 days prior to each conversion. However, if the Borrower's share price, at any time before October 14, 2015 loses the bid (ex: .0001 on the ask with zero market Borrowers on the bid on level 2), then the fixed conversion price resets to .00001 with immediate conversion. If the Borrower gets a "DTC chill", any time before July 14, 2015, then it shall be convertible into shares of Common Stock at a fixed price of .00005

Principal Amount of Agreement to be converted: $ ______________

Interest Amount of Agreement to be converted: $________________

Number of shares of Common Stock to be issued: _______________

Principal to Remain: $___________________

By: ____________________
Name: Sylvester Gbewonyo Jr
Title: MANAGING PARTNER

HGT CAPITAL LLC
135 East 57th Street
4th Floor
New York, NY 10022

10/14/2015

Action Stock Transfer Corporation
2469 E.Fort Union Blvd
Suite 214
Salt Lake City, UT 84121

To Whom It May Concern:

HDS INTERNATIONAL CORP., a Nevada State corporation (the "Borrower") and HGT CAPITAL LLC (the "Investor") have entered into an Original Issue Convertible Note dated as of 04/15/2015 (the "Note").

A copy of the Note is attached hereto. You should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained therein. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion or exercise.

You are hereby irrevocably authorized and instructed that upon October 15, 2015, the maturity date of the HGT CAPITAL LLC NOTE, you should reserve 300,000,000 shares of common stock ("Common Stock") of the Borrower (initially, shares) for issuance upon full conversion of the debt in accordance with the terms thereof. The Borrower is required at all times to have authorized and reserved five times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Notes in effect from time to time)(the "Reserved Amount") (in the event the Reserved Amount exceeds five times the Holder will release the portion of the reserve in excess of five times back to the Borrower). The Reserved Amount shall be increased from time to time in accordance with the Borrower's obligations hereunder.  The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes.

The ability to convert the Note in a timely manner is a material obligation of the Borrower pursuant to the Note. Your firm is hereby irrevocably authorized and instructed to issue shares of Common Stock of the Borrower (without any restrictive legend) to the Investor without any further action or  confirmation  by the Borrower: (A) upon your receipt from the Investor of: (i) a notice of conversion ("Conversion Notice") executed by the Investor; and (ii) an opinion of counsel of the Investor, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the shares of Common Stock of the Borrower issued to the Investor pursuant to the Conversion Notice are not "restricted securities" as defined in Rule 144 and should be issued to the Investor without any restrictive legend; and (B) the number of shares to be issued is less than 4.99% (or 9.99% if the Borrower is a non-reporting entity) of the total issued common stock of the Borrower.

The Borrower hereby requests that your firm act immediately, without delay and without the need for ANY ACTION or CONFIRMATION by the Borrower with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor.

The Borrower shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Borrower shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Borrower in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Borrower has approved the foregoing (irrevocable instructions) and does hereby extend the Borrower's irrevocable agreement to indemnify your firms for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Borrower agrees that in the event that you resign as the Borrower's transfer agent, the Borrower shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Borrower and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days.

The Investor is intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

The investor and Borrower expressly understand and agree that nothing in this irrevocable Transfer instruction Agreement shall require or be construed in any way to require the transfer agent to do, take or not do take any action that would be contrary to any Federal or State law, rule, or regulation including but expressly not limited to both the Securities Act of 1933 and the Securities and Exchange Act of 1934 as amended and the rules and regulations promulgated there under.

Very truly yours,

By: PAUL A. RAUNER
Name: Paul Rauner
Title:  Chief Executive, HDS International

Acknowledged and Agreed:

Action Stock Transfer Corporation

By:
Name:
Title: